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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement Nos. 333-34912 and 33-83492 on Form S-8 of RF Monolithics, Inc. of our report dated October 16, 2000 (December 13, 2000 as to Note 14), appearing in this Annual Report on Form 10-K of RF Monolithics, Inc. for the year ended August 31, 2000.


/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
December 13, 2000